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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in this Registration Statement of our report dated February 25, 1999 relating to the financial statements of Hitec ASA and the consolidated financial statements of the Hitec Group, which appear in this Registration Statement, and to the reference to us under the heading "Experts" appearing in the Prospectus which is part of this Registration Statement.


                                    /s/ Deloitte & Touche
                                    DELOITTE & TOUCHE


November 24, 1999